Exhibit 99.17

                             EMPIRE GLOBAL CORP.'s
                              BUSINESS PRACTICES


                       Corporate Social Responsibility


Empire Global Corp. is committed to being a good corporate citizen in each and every country in which we operate. We are committed to the principle of sustainable development, striving to minimize our environmental footprint, while simultaneously strengthening the economic and social well being of the communities where we operate.

We conduct our business in accordance with applicable laws and regulations. Every Empire Global Corp. employee, contractor and consultant engaged in any of our operations worldwide must comply with the laws and regulations of the country where they are involved. However, we recognize that legal compliance is a minimum, and not our entire ethical and social responsibility.

We will operate in a manner consistent with recognized global industry standards and try to exceed them as economic and operational constraints permit.


                     Our Commitments to Our Stakeholders


Shareholders

We strive to maximize value for our shareholders and to meet the expectations we communicate. We consider that maintaining the trust of our shareholders is a crucial component to our success. In order to maintain that trust, our decisions will take into account not only economic, but also human, social and environmental considerations that are applicable to our business. We disclose relevant and reliable information to our shareholders, subject to legal requirements and competitive constraints.


Employees

Empire Global Corp. strives to be an employer of choice in all of its global operations. We are committed to act in a manner consistent with internationally recognized labour standards in our areas of operation. We are committed to non-discrimination in employment and we will not engage in or tolerate discrimination in our workplace. We all share the responsibility for creating an atmosphere of fairness, integrity and respect towards others.


Local communities

We seek to develop enduring and mutually beneficial relationships with the communities in which we operate and to contribute to their economic and social development. We engage in consultation with local communities, interest groups, and local governments in order that significant issues arising from our operations are identified and effectively addressed. We strive to provide meaningful employment opportunities for people from the local community.

Outside working hours, our employees are encouraged to participate in charitable, educational, community and civic activities and projects that


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enhance the quality of community life, as long as these activities do not interfere with their ability to do their job or present any other kind of conflict.

Empire Global Corp. supports and respects the protection of internationally recognized human rights in our areas of operation, and will not take part in human rights abuses.


Government and Customers

Empire Global Corp. interacts with government and regulatory agencies in an honest and cooperative manner. We seek to establish long term relationships and effective communications with the governments of countries where we operate. We are attentive to our customers' needs, treat them fairly and provide them with quality products and services.


Suppliers, contractors, consultants and industry partners

Suppliers, contractors, consultants, and industry partners contribute to our success. We deal with them fairly, and treat them with integrity and respect.

We expect our suppliers, contractors and consultants to conduct their business with Empire Global Corp. in accordance with applicable laws and regulations. We also expect them to act consistently with the principles outlined in this Code and key Empire Global Corp. policies, such as those related to business ethics, environment, health and safety, and workplace practices. Empire Global Corp. also requires that its contracted operators act according to principles compatible with those of this Code when conducting operations for Empire Global Corp..


Competitors

We seek to compete fairly and honestly. We will only acquire information about our competitors by legal and ethical means. Empire Global Corp. co-operates with and contributes to the development of our industry by participating in related industry associations.


                        Bribery, Corruption and Gifts

We conduct our business in an open, honest and above-board manner, and do not seek to exercise improper influence on suppliers, customers, government officials, prospective employees or any other person doing business or wishing to do business with Empire Global Corp.. We want to prevent even the appearance of such influence.

We do not solicit or pay bribes, for any purpose, including obtaining or retaining business. We also avoid being placed in situations where our own judgement might be influenced or appears to be influenced by improper considerations. We also do not pay or accept any "kickbacks" from a contractor.

Empire Global Corp. complies with to the Corruption of Foreign Public Officials Act (Canada), the Foreign Corrupt Practices Act (USA) and equivalent legislation in other countries.

We do not accept or give gifts, favours, personal advantages, services payments, loans, or benefits of any kind, other than those of nominal value that can be made as a generally accepted business practice.